ASTRIS ENERGI INC.

NOTICE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO:  The Shareholders of Astris Energi Inc.

TAKE NOTICE that the Annual General Meeting (the “Meeting”) of the shareholders of Astris Energi Inc. (the “Corporation”) will be held on July 22, 2003 at the Mississauga Board of Trade, 1447 Burnhamthorpe Road West, Mississauga, Ontario, at 11:00 a.m. local time for the following purposes:

1.

To receive and consider the financial statements of the Corporation for the year ended December 31, 2002, and the auditors’ report thereon.

1.

To elect directors.

1.

To appoint auditors and to authorize the directors to fix their remuneration.

2.

To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The specific details of the matters proposed to be put before the Meeting are set forth in the Information Circular accompanying this Notice.

SHAREHOLDERS OF THE CORPORATION WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED FORM OF PROXY AND TO MAIL IT TO OR DEPOSIT IT WITH THE CORPORATION’S AGENT, ALBERTA COMPLIANCE SERVICES INC., 602, 304 – 8TH AVENUE S.W., CALGARY, ALBERTA T2P 1C2.  IN ORDER TO BE VALID AND ACTED UPON AT THE MEETING, FORMS OF PROXY MUST BE RETURNED TO THE AFORESAID ADDRESS NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS, AND HOLIDAYS) BEFORE THE TIME SET FOR THE HOLDING OF THE MEETING OR ANY ADJOURNMENT THEREOF.

The Board of Directors of the Corporation has fixed as the record date for the Meeting as the close of business on June 17, 2003.  Only shareholders of the Corporation of record as at that date are entitled to receive notice of and to vote at the Meeting, unless such shareholder transfers shares after the Record Date and the transferee of those shares establishes that he owns the shares and demands, not later than the close of business on the date ten (10) days before the Meeting, that the transferee’s name be included in the list of shareholders entitled to vote at the Meeting, in which case such transferee shall be entitled to vote such shares at the Meeting.

DATED at Mississauga, Ontario, this 17th day of June 2003.

ON BEHALF OF THE BOARD OF DIRECTORS

      “Jiri K. Nor”

Jiri K. Nor

President